                                                                     Exhibit 4.4

                         SECOND SUPPLEMENTAL INDENTURE
                         -----------------------------

          SECOND SUPPLEMENTAL INDENTURE, dated as of November 13, 1996 (the "Second Supplemental Indenture"), to the INDENTURE (as defined below), among Career Horizons, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined in the Indenture), each of the Subsidiaries of the Company listed on Schedule A annexed hereto (collectively, the "Additional Guarantors") and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as Trustee (together with any successor trustee appointed in accordance with the terms of the Indenture, the "Trustee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Company has issued 7% Convertible Senior Notes due 2002 (the "Securities") in the aggregate principal amount of $86,250,000 under and pursuant to the Indenture, dated as of October 19, 1995, as amended and supplemented by the First Supplemental Indenture dated as of October 19, 1995 (as so amended and supplemented, the "Indenture"), between the Company and the Trustee;

          WHEREAS, Section 10.01 (f) of the Indenture provides that the Company and the Trustee may amend and supplement the Indenture without the consent of any Noteholder to make any change that provides any additional rights or benefits to the holders of Securities;

          WHEREAS, the Company and the Trustee have determined to enter into this Second Supplemental Indenture for the purpose of providing for the guarantee of the Securities by newly acquired Subsidiaries of the Company;

          WHEREAS, all consents and notices required to be obtained and given as conditions to the execution of this Second Supplemental Indenture pursuant to the Indenture and all other documents relating to the Securities have been obtained and given;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE I.

                          AUTHORIZATION; DEFINITIONS

          Section 1.01.  Second Supplemental Indenture.  This Second
                         -----------------------------
Supplemental Indenture is supplemental to, and is entered into in accordance with Section 10.01 of, the Indenture, and except as modified, amended and supplemented by this Second Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

          Section 1.02.  Definitions.  Unless the context shall otherwise
                         -----------
require, all terms which are defined in Section 1.01 of the Indenture shall have the same meanings, respectively, in this Second Supplemental Indenture as such terms are given in said Section 1.01 of the Indenture.

                                  ARTICLE II.

                             ADDITIONAL GUARANTORS

          Section 2.01.  Additional Guarantors.  Pursuant to Section 12.02 of
                         ---------------------
the Indenture, each of the Additional Guarantors (as defined in the Preamble of this Second Supplemental Indenture) hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Guarantor under the Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Subsidiary on Schedule A hereto.

                                 ARTICLE III.

                                 MISCELLANEOUS

          Section 3.01.  Effective Date.  This Second Supplemental Indenture
                         --------------
shall become effective upon execution and delivery hereof.

          Section 3.02.  Counterparts.  This Second Supplemental Indenture may
                         ------------
be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 3.03.  Acceptance.  The Trustee accepts the Indenture, as
                         ----------
supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution by the Company or for or in respect of the recitals contained herein, all of which are made by the Company solely.

          Section 3.04.  Successors and Assigns.  All covenants and agreements
                         ----------------------
in this Second Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

          Section 3.05.  Severability.  In case any provision in this Second
                         ------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.06.  Governing Law.  This Second Supplemental Indenture
                         -------------
shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws provisions thereof.

          Sections 3.07.  Incorporation into Indenture.  All provisions of this
                          ----------------------------
Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

                         CAREER HORIZONS, INC.

                             /s/ Michael T. Druckman
                         ---------------------------------------
                         By:  Michael T. Druckman
                         Title:  Senior Vice President, Chief
                                   Financial Officer and Treasurer

                         THE GUARANTORS:

                         CAREER HORIZONS GOVERNMENT SERVICES,
                                   INC.
                         CH PAYROLL SERVICES, INC.
                         CHI FINANCIAL SERVICES, INC.
                         CHI SERVICES, INC.
                         CHI TEMPORARY SERVICES, INC.
                         CONTEMPORARY GRAPHICS GROUP, INC.
                         CONTRACT STAFFING GROUP, INC.
                         EIM ASSOCIATES, INC.
                         HEALTH FORCE, INC.
                         HEALTH FORCE OPERATION CORP.
                         MEDI-FORCE, INC.

                         PL SERVICES, INC.
                         POTOMAC PERSONNEL SERVICES, INC.
                         PROFESSIONALS FOR COMPUTING,INC.
                         STAFF-ADDITIONS INC.
                         STAFFING RESOURCES (SC), INC.
                         TEMP FORCE, INC.
                         TEMPORARIES INCORPORATED
                         THE ORIGINAL TEMPO HEALTHPOWER, INC.

                            /s/ Michael T. Druckman
                         -------------------------------------
                         All By:  Michael T. Druckman
                         Title:  Senior Vice President

                         THE ADDITIONAL GUARANTORS:

                         PROGRAMMING ENTERPRISES, INC.
                         ZEITECH INC.
                         TEMPS & CO. SERVICES, INC.
                         TEMPS & CO. FRANCHISING, INC.
                         AMERICAN COMPUTER PROFESSIONALS, INC.
                         CENTURY TEMPORARY SERVICES, INC.
                         THE RICHARD MICHAEL GROUP, INC.
                         DIAL A TEMPORARY, INC.
                         BERGER IT CO.
                         TSG PROFESSIONAL SERVICES, INC.
                         LEGAL SUPPORT PERSONNEL, INC.

                             /s/ Michael T. Druckman
                         -------------------------------------
                         All By:  Michael T. Druckman
                         Title:  Senior Vice President

                         THE CHASE MANHATTAN BANK, AS TRUSTEE

                             /s/ Andrew M. Deck
                         ________________________________________
                         By:
                         Title: